Exhibit 3.2

Gas Natural Inc.

(The “Corporation”)

Amended And Restated Code of Regulations

Dated as of December 2, 2015

Article One

Office

1.01 Principal Office. The principal office of the Corporation shall be located in Cleveland, Ohio, or such other location as may be designated from time to time by the board of directors (the “Board”).

1.02 Other Offices. The Corporation may also have an office or offices at such other places either within or without the State of Ohio as the Board may from time to time determine, or the business of the Corporation may require.

Article Two

Shareholders

2.01 Place of Meetings. Meetings of shareholders shall be held at any place within or without the State of Ohio fixed by the Board from time to time. In the absence of such designation, shareholders’ meetings shall be held at the principal office of the Corporation. The shareholders may participate in such meeting by telephone or by any other means by which the participants can reasonably understand one another. A shareholder who participates in a meeting in this manner shall be deemed to be present at such meeting for all purposes.

2.02 Annual Meetings. The annual meeting of shareholders for the election of directors and the consideration of reports to be laid before such meeting, and the transaction of any business that may be properly transacted by the shareholders, shall be held in the month of June each year or such other time as the Board may designate from time to time.

2.03 Persons Entitled to Call Special Meetings. Special meetings of the shareholders may be called at any time by any of the following:

(a)	the Chairman of the Board;

(b)	the President;

(c)	the Vice President entitled to exercise the President’s authority in case of the latter’s absence, death or disability;

(d)	the Board by action at a meeting; or

(e)	persons holding twenty-five percent (25%) of the outstanding shares of voting stock of the Corporation.

2.04 Notice of Meetings.

(a) Written notice stating the time, place and purpose of a meeting of the shareholders shall be delivered personally or mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote on the matters to be acted on at the meeting, by or at the direction of the President or the Secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation.

(b) Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall cause notice of the meeting to be given to the shareholders entitled to vote on the matters to be acted on at the meeting. The meeting shall be held on a date not less than ten (10) nor more than sixty (60) days after the receipt of such request, as such officer may fix, unless such request was with respect to a special meeting requested in accordance with Section 2.03 hereof, in which case the President or Secretary shall fix a meeting date of not less than ten (10) days after receipt of the request. If such notice is not given within fifteen (15) days after the delivery or mailing of such request, the persons calling the meeting may fix the time of meeting and give notice thereof as provided in subsection (a) of this section, or cause such notice to be given by any designated representative.

2.05 Notice of Adjourned Meeting. When a shareholders’ meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereafter other than announcement at the meeting at which the adjournment is taken.

2.06 Waiver of Notice. Notice of the time, place and purposes of any meeting of shareholders as required by law, the Articles of Incorporation (the “Articles”) or this Code of Regulations (these “Regulations”), may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting.

2.07 Quorum and Vote of Shareholders. Unless otherwise required by law, the Articles or these Regulations, a majority of the outstanding shares entitled to vote on the matters to be acted on, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, then shareholder authorization of any action (other than the election of directors) requires that shares voted in favor of the action exceed shares voted against the action, unless the vote of a greater number or voting by classes on the matter being voted upon is required by law, the Articles or these Regulations. The Corporation shall not, directly or indirectly, vote any shares issued by it and thereafter acquired and owned by it and not retired, and such shares shall not be considered issued and outstanding in computing the number of shares entitled to vote at any meeting of shareholders. The holders of any shares not entitled to vote on the matters to be acted on at a meeting shall not vote any such shares, and such shares shall not be considered issued and outstanding in computing the number of shares entitled to vote at any meeting of shareholders.

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2.08 Adjournment. Whether or not a quorum exists, any meeting of shareholders may be adjourned from time to time if the number of shares voted in favor of adjourning exceed the number of shares voted against adjourning. When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

2.09 Date for Record of Shareholders. For the purposes of taking a record of the shareholders entitled to notice of or to vote at any meeting of the shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such record of shareholders. Such date may not be earlier than the date on which it is fixed and in any case may not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

2.10 Date of Notice or Resolution for Determination of Shareholders. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

2.11 Record of Shareholders. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of shareholders listing the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

2.12 Proxies. A shareholder who is entitled to vote on any matter to be acted on at a meeting may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact filed with the Secretary of the Corporation. Holders of the proxies need not be shareholders. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke such appointment. Notice to the Corporation, in writing or by oral declaration of the shareholder at an open meeting, of the revocation of a proxy shall prospectively revoke the proxy but shall not affect any vote or act previously taken. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

2.13 Appointment of Inspectors of Elections. In advance of any meeting of shareholders, the Board may appoint one or more inspectors of elections to act at such meeting or any adjournment thereof. If inspectors of elections are not so appointed, then the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

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2.14 Duties of Inspectors. The inspectors of elections shall:

(a)  determine the number of shares outstanding and the voting rights of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, ballots, consents, waivers or releases;

(b)  hear and determine all challenges and questions in any way arising in connection with the vote;

(c) count and tabulate all votes, ballots, consents, waivers or releases;

(d) determine and announce the result;

(e)  perform such other acts as may be proper to conduct the election or vote with fairness to all shareholders;

(f)   perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical; and

(g)  on request of the chairman of the meeting, or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

2.15 Conduct of Meeting. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or, if he is not present, by a Vice President, or, if he is not present, by such person who may have been chosen by the Board. The Secretary of the Corporation, or, if such officer is not present, an Assistant Secretary, or, if such officer is not present, such person as may be chosen by the Board, shall act as secretary of the meetings of shareholders.

2.16 Action without Meeting. Any action required by the Ohio Revised Code to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

2.17 Advance Notification of Business to be Transacted at Annual Meetings.

(a)  Certain Procedures Required. No business may be transacted at an annual meeting of shareholders, other than business that is either:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof),

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(ii)	otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or

(iii)	otherwise properly brought before the annual meeting by any shareholder of the Corporation:

(A)	who is a shareholder of record on the date of the giving of the notice by such shareholder as provided for in this Section 2.17 and on the record date for the determination of shareholders entitled to vote at such annual meeting; and

(B)	who complies with the notice procedures set forth in this Section 2.17.

(b)  Time of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, the notice must be delivered to or mailed and received at the Corporation’s principal executive offices no earlier than the date that is one hundred and twenty (120) calendar days prior to the date of the previous year’s annual meeting, and no later than sixty (60) days prior to the date of the previous year’s annual meeting. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the upcoming annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the shareholder’s notice to the secretary pursuant to this section shall be timely if given no later than ten (10) calendar days following the first date upon which public disclosure of the date of such annual meeting is made.

(c)  Form of Notice. To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting:

(i)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(ii)	the name and record address of such shareholder,

(iii)	the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder,

(iv)	a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and

(v)	a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(d)   Compliance; Defective Notice. No business shall be conducted at the annual meeting of shareholders, except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.17; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.17 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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2.18 Nomination of Directors.

(a)  Nomination. Nominations of persons for election to the Board may be made at any annual meeting of shareholders:

(i)	by or at the direction of the Board (or any duly authorized committee thereof); or

(ii)	by any shareholder of the Corporation:

(A)	who is a shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at such annual meeting and

(B)	who complies with the notice procedures set forth in this Section.

(b)  Delivery of Notice. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a shareholder’s notice to the secretary pursuant to this Section 2.18 must be delivered to or mailed and received at the principal executive offices of the Corporation pursuant to the requirements for timely delivery specified in Section 2.17(b) to the secretary of the Corporation by a shareholder seeking to bring business before the annual meeting.

(c)  Form of Notice. To be in proper written form, a shareholder’s notice to the secretary must set forth:

(i)	as to each person whom the shareholder proposes to nominate for election as a director:

(A)	the name, age, business address and residence address of the person,

(B)	the principal occupation or employment of the person,

(C)	the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and

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(D)	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended from time to time, and Rule 14 the rules and regulations promulgated thereunder (the “Exchange Act”); and

(ii)	as to the shareholder giving the notice:

(A)	the name and record address of such shareholder,

(B)	the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder,

(C)	a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder,

(D)	a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and

(E)	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

(d) Consent of Nominee. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

(e) Failure to Follow Nomination Procedures. No person nominated by a shareholder of the Corporation shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.18. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Article Three

Directors

3.01 Powers. The business and affairs of the Corporation and all corporate authority and powers shall be exercised by or under authority of the Board, subject to limitations imposed by the Ohio Revised Code, the Articles, or these Regulations as to action which requires authorization or approval by the shareholders.

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3.02 Number of Directors. The number of directors of the Corporation shall be established by resolution of the Board, except that the number shall be not less than five (5) members and no more than nine (9) members. The Board from time to time may in its discretion appoint one of its number as Chairman of the Board.

3.03 Election; Resignation; Removal; Vacancies. At each annual meeting, the shareholders will elect directors each of whom will hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any director or the entire Board may be removed with or without cause by the vote of the holders of a majority of the shares then entitled to vote in the election of directors. Any newly created directorship or any vacancy occurring in the Board for any cause may be filled by vote of a majority of the remaining members of the Board, although such majority be less than a quorum, or by a plurality of the votes cast at a meeting of shareholders, and each director so elected will hold office until the expiration of the term of office of the director whom he has replaced or until his or her successor is elected and qualified.

3.04 Compensation. The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish the compensation of all directors for services to the Corporation as directors, officers or otherwise. Such compensation may include pensions, disability benefits and death benefits.

3.05 Place of Meetings. All meetings of the Board shall be held at the principal office of the Corporation or at such place within or without the State of Ohio as may be designated from time to time by a majority of the directors, or as may be designated in the notice calling the meeting. The directors may participate in such meetings by telephone, or by any other means by which the participants can reasonably understand one another. A director who participates in a meeting in such manner shall be deemed to be present as such meeting for all purposes.

3.06 Regular Meetings. Regular meetings of the Board of the Corporation shall be held, without call or notice, immediately following each annual meeting of the shareholders of the Corporation, and at such other times as the directors may determine.

3.07 Call of Special Meetings. Special meetings of the Board of the Corporation may be called by:

(a) the Chairman of the Board or

(b) any two (2) directors or not less than one-third of the number of directors then constituting the Board, whichever is greater.

3.08 Notice of Special Meeting. Written notice of the time, place and purpose of special meetings of the Board shall be given to each director at least forty-eight (48) hours before the meeting.

3.09 Validation of Meeting Defectively Called or Noticed. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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3.10 Quorum. A majority of the number of directors constitutes a quorum of the Board for the transaction of business.

3.11 Majority Action. Every act or decision done or made by a majority of the directors present at any meeting duly held at which a quorum is present is the act of the Board. Each director who is present at a meeting will be conclusively presumed to have assented to the action taken at such meeting unless his dissent to the action is made known to the Secretary of the Corporation at the meeting, or, where he is absent from the meeting, his written objection to such action is promptly filed with the Secretary of the Corporation upon learning of the action. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12 Action by Consent of Board Without Meeting. Any action required by the Ohio Revised Code to be taken at a meeting of the Board, or any other action which may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be, and filed with the Secretary of the Corporation.

3.13 Adjournment. In the absence of a quorum, a majority of the directors present may adjourn from time to time.

3.14 Conduct of Meetings. At every meeting of the Board, the Chairman of the Board, if there shall be such, and if not, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary of the meetings of the Board. In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as secretary of the meeting.

3.15 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

3.16 Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee will conduct its business in the same manner as the Board conducts its business pursuant to this Article Three.

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Article Four

Officers

4.01 Number and Titles. The Board shall appoint a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents, an Assistant Secretary, an Assistant Treasurer and such other officers and assistant officers as may be appointed by the Board. One person may hold two or more offices, except no one person shall hold the office of President and Secretary.

4.02 Subordinate Officers. The Board may appoint such other officers or agents as it may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties in the management of the property and affairs of the Corporation, as may be provided in these Regulations or as may be determined by resolution of the Board not inconsistent herewith. The Board may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agents, to specify their duties and to determine their compensation.

4.03 Removal and Resignation. Any officer or agent may be removed by the Board acting in accordance with Section 3.11 or 3.12; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board or to the President or Secretary of the Corporation, without prejudice to the restrictive covenants, if any, of the person resigning.

4.04 Vacancies. If any office becomes vacant by reason of death, resignation, removal of the officer or otherwise, the Board may appoint a successor to such office.

4.05 Chairman of the Board. The Chairman of the Board (the “Chairman”), who must be a member of the Board and elected by the Board, shall, if present, preside at all meetings of the Board and have such other powers and perform such other duties as may be prescribed by the Board.

4.06 Chief Executive Officer. Subject to the control of the Board and the Chairman, the Chief Executive Officer, who must be elected by the Board, shall have general supervision, direction and control of the business and other officers of the Corporation, including but not limited to the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board, the Chairman or these Regulations.

4.07 President. Subject to the control of the Board, the Chairman and the Chief Executive Officer, the President, who must be elected by the Board, shall have the general powers and duties of management usually vested in the office of president of a corporation, as well as such other powers and duties as may be prescribed by the Board, the Chairman, the Chief Executive Officer or these Regulations.

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4.08 Treasurer. Subject to the control of the Board, the Chairman and the Chief Executive Officer, the Treasurer shall have the general powers and duties of management usually vested in the office of treasurer of a corporation, as well as such other powers and duties as may be prescribed by the Board, the Chairman, the Chief Executive Officer or these Regulations. Subject to the foregoing, the Treasurer shall keep and maintain adequate and correct accounts of the Corporation’s properties and business transactions including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in-surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

4.09 Secretary. The Secretary shall keep, at the place where these Regulations or a copy hereof are kept, a record of the proceedings of meetings of the directors and shareholders. The Secretary shall also perform all duties: (a) assigned to the Secretary from time to time by the Board, the Chairman, the Chief Executive Officer, the President or the Treasurer or (b) incident to the office of corporate secretary and required by the Articles, these Regulations or applicable law. In case of the absence or disability of the Secretary or the Secretary’s refusal or neglect to act, the Assistant Secretary, or if there be none, any other officer or any person appointed by the Board, may perform all of the functions of the Secretary.

4.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Article Five

Issuances and Transfers of Shares; Dividends

5.01 Certificates for Fully Paid Shares. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation by a shareholder, the certificate representing such shares shall be issued to the shareholder.

5.02 Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one (1) class, the certificate shall set forth, either on the face or back of the certificate, a full statement or a summary of all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued or a statement that such express terms will be mailed to the shareholder without charge within five (5) business days after receipt of written request therefor.

5.03 Signing Certificates–Facsimile Signature. All share certificates shall be signed by the Chairman or the President or a vice-president and by the Secretary, Assistant Secretary or the Treasurer. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer of the Corporation, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer of the Corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

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5.04 Replacement of Lost or Destroyed Certificates. When the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the share has been acquired by a bona fide purchaser; files with the Corporation a sufficient indemnity bond or executes an agreement of indemnity with the Corporation; and/or satisfies any other reasonable requirements imposed by the Corporation.

5.05 Transfer after Replacement. If, after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration or transfer, the Corporation must register the transfer unless registration would result in an over-issuance. In addition to any rights on the indemnity bond or in the indemnity agreement, the Corporation may recover the new certificate from the person to whom it was issued or any person taking under him, except a bona fide purchaser.

5.06 Transfer Agents and Registrars. The Board may appoint one or more transfer agents, and one or more registrars, either domestic or foreign. Such agents and registrars shall be appointed at such times and places as the Board may designate.

5.07 Un-certificated Shares.

(a) Discretion of Board. Notwithstanding any other provision of these Regulations, the Board may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be un-certificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation and that the resolution shall not apply to a certificated security issued in exchange for an un-certificated security.

(b) Notice to Shareholder. Within a reasonable time after the issuance or transfer of un-certificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to division (A) of section 1701.25 of the Ohio Revised Code.

(c) Rights of Holder. Except as otherwise expressly provided by law, the rights and obligations of the holders of un-certificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Article Six

Corporate Records and Reports

6.01 Minutes of Corporate Meetings. The Corporation shall keep a book of minutes of all meetings of the Board, committees of the Board and of its shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares or members present or represented at shareholders’ meetings and the proceedings thereof.

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6.02 Books of Account. The Corporation shall keep and maintain at its principal place of business adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any capital surplus arising from unrealized appreciation of assets, any other capital surplus and any earned surplus shall be classified according to source and shown in a separate account.

6.03 Share Register. The Corporation shall keep at its principal place of business or at its counsel’s office, or at the office of its transfer agent, a share register showing the names of the shareholders, their addresses and the number and classes of shares held by each. The above specified information may be kept by the Corporation on information storage devices related to electronic data processing equipment capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 1701.37 of the Ohio Revised Code.

6.04 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board.

Article Seven

Regulations

7.01 Amendment of Regulations.

(a) By the Shareholders. Regulations may be altered, amended or repealed, and new regulations may be adopted, by the vote or the written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, provided that such regulations as adopted or amended are not in conflict with the Articles or with the Ohio Revised Code.

(b) By the Directors. Regulations may also be altered, amended or repealed, and new regulations may be adopted, by the vote or the written assent of the Board, provided that such new regulations as adopted or amended do not divest shareholders of the power, or limit the shareholders’ power, to adopt, amend, or repeal the Code of Regulations and are not otherwise in conflict with the Articles or with the Ohio Revised Code.

7.02 Consistency. If any provision of these Regulations shall be inconsistent with the Corporation’s Articles (as they may be amended from time to time), the Articles shall govern.

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